UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 1, 2013

WILSHIRE BANCORP, INC.

(Exact name of registrant as specified in its charter)

California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard, Los Angeles, California 90010
(Address of principal executive offices) (Zip Code)

(213) 387-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  Wilshire Bancorp, Inc. (the “Company”) on July 1, 2013 filed a Current Report on Form 8-K (the “Original 8-K”) reporting under Item 5.02 the departure of its then Chief Credit Officer and the promotion of Mr. Peter Koh to that position.  At that time, the Board of Directors of the Company had not determined whether Mr. Koh’s salary or other terms of his existing employment would be changed as a result of his promotion.  On July 31, 2013, the Board of Directors of the Company determined to increase Mr. Koh’s salary as a result of his promotion, but not to otherwise change the terms of his employment.  Accordingly, this Amendment No. 1 on Form 8-K/A is being filed solely to report the change in Mr. Koh’s salary; the remainder of Item 5.02 of the Original 8-K, which is restated herein, remains substantively the same as in the Original 8-K and all other Items reported in the Original 8-K remain unaffected by this Amendment No. 1.

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On June 25, 2013, Jack Choi, Chief Credit Officer of Wilshire Bancorp, Inc. (the “Company”), notified the Company that he is resigning his position with the Company, effective July 1, 2013. Mr. Choi will continue to fulfill his duties as Chief Credit Officer through the effective date of his resignation. Mr. Choi will be leaving to become President and Chief Executive Officer of another bank and his departure is not due to any disagreements with the Company.

Mr. Peter Koh, age 36, has been promoted from Deputy Chief Credit Officer to Chief Credit Officer also effective on July 1, 2013. Mr. Koh has been with the Company since 2001 and over the last five years has held the positions of Planning Manager, Chief Credit Review Officer, Interim Chief Credit Officer, and Deputy Chief Credit Officer. Mr. Koh graduated with a Master of Business Administration from the University of Southern California and also holds a Bachelor of Arts from Columbia University. The Board has increased Mr. Koh’s salary to $200,000 in connection with his appointment, effective August 1, 2013, but the other terms of Mr. Koh’s employment remain the same as before his appointment as Chief Credit Officer. Lastly, Peter Koh is the son of the Steven Koh, who currently serves as Chairman of the Board of Directors.

Except for the change in salary of Mr. Koh reported above, the Company has not entered into any material plans, contracts or arrangements, or amended any existing plans, contracts or arrangements, with Mr. Choi or Mr. Koh as a result of the events reported herein.

The Company’s press release related to Peter Koh’s promotion to Chief Credit Officer and Jack Choi’s resignation from Wilshire Bancorp has been filed as Exhibit 99.1 to the Original 8-K and is incorporated by reference herein.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date: August 5, 2013	By:	/s/ Alex Ko
Alex Ko, Executive Vice President, Chief Financial Officer